Name:	[●]
Number of Shares of Stock subject to Option:	[●]
Exercise Price Per Share:	$[●]
Date of Grant:	[●]

Officer Stock Option Award
granted under the
AKEBIA THERAPEUTICS, INC.
2014 Incentive Plan
Non-statutory Stock Option Agreement

This agreement (the “Agreement”) evidences a stock option granted by Akebia Therapeutics, Inc. (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the Akebia Therapeutics, Inc. 2014 Incentive Plan (the “Plan”).

1.Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of shares of Stock of the Company set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by or service to the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
(a)“Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.
(b)“Change in Control” means the occurrence of any of the following events other than in connection with the consummation of an initial public offering of the Company’s securities: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) who is not a shareholder of the Company as of the date of this Agreement or an affiliate thereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) a change in the composition of the Board occurring within a two-year period, as a result of which less than a majority of the directors are Incumbent Directors; (iii) the date of the consummation of a merger, scheme of arrangement or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger, scheme of arrangement or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the domicile of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In all respects, the definition of Change in Control shall be interpreted to comply with Section 409A of the Code, and any successor statute, regulation and guidance thereto.
(c)“Incumbent Directors” means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the remaining Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(d)“Option Holder” means the Optionee or, if as of the relevant time the Stock Option has passed to a Beneficiary, the Beneficiary.
3.Vesting; Method of Exercise; Treatment of the Stock Option Upon Cessation of Employment and a Change in Control.
(a)Vesting. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, and subject to the immediately following sentence and the terms of any Executive Severance Agreement, Retention Agreement or other written agreement between the Optionee and the Company, the Stock Option will vest in accordance with the terms of Schedule A attached hereto. Notwithstanding the foregoing, the Stock Option, to the extent outstanding immediately prior to (i) a Change in Control, or (ii) termination of your employment without Cause (as defined in any Executive Severance Agreement you may have entered into with the Company) prior to May 12, 2023, will automatically and immediately become fully vested upon such Change in Control or termination of employment, as applicable, provided, in the case of clause (ii), that you comply with the terms of and obligations set forth in Section 4 of the Executive Severance Agreement.
(b)Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing and signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) at the election of the Optionee, by the Administrator’s holding back of Shares from this Stock Option having a fair market value equal to the exercise price in payment of the exercise price of this Stock Option, (iii) to the extent permitted by the Administrator, through a broker assisted cashless exercise program acceptable to the Administrator, (iv) by such other means, if any, as may be acceptable to the Administrator or (v) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”). If the Stock Option is not exercised by the Final Exercise Date the Stock Option or any remaining portion thereof will thereupon immediately terminate.
(c)Treatment of the Stock Option Upon Cessation of Employment. In addition to termination without Cause as discussed above in Section 3(a), if the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:
(i)Subject to clauses (ii) and (iii) below and Section 4 of this Agreement, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) the date that is three (3) months following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.
(ii)Subject to clause (iii) below and Section 4 of this Agreement, the Stock Option, to the extent vested prior to the cessation of the Optionee’s Employment due to death, will remain exercisable until the earlier of (A) the first anniversary of the Optionee’s death or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.
(iii)If the Optionee’s Employment is terminated by the Company and its subsidiaries in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Optionee’s Employment for Cause, this Stock Option (whether or not vested) will immediately terminate and be forfeited upon such termination.
Notwithstanding the foregoing, to the extent the Optionee is a party to an Executive Severance Agreement, Retention Agreement or other written agreement with the Company that provides for the Stock Option to remain outstanding and continue to vest during a specified period of time following the Optionee’s cessation of Employment (such period, the “Severance Period”), the Stock Option shall remain outstanding and shall continue to vest in accordance with the terms of this Agreement during the Severance Period as if the Optionee had remained employed during such period, subject to any conditions on continued vesting as may be contained in such Executive Severance Agreement, Retention Agreement or other written agreement. Any portion of this Stock Option that vests during such Severance Period will remain exercisable until the earlier of (A) the date that is three (3) months following the date that is the last day of such Severance Period, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c) will thereupon immediately terminate. For the avoidance of doubt, any portion of the Stock Option that fails to vest during the Severance Period will immediately be forfeited on the last day of such period.
(d)    Extension of Exercise Period. Notwithstanding anything in Section 3(b) or 3(c) to the contrary, if, as of the Final Exercise Date or the last date during the period specified in Section 3(c)(i), as applicable, the Optionee is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date or such period specified in Section 3(c)(i), as applicable, will be automatically extended to that date that is thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales.
4.Forfeiture; Recovery of Compensation.
(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Optionee breaches any agreement with the Company or its subsidiaries with respect to non-competition, non-solicitation, invention assignment or confidentiality, including, but not limited to, any employment agreement or offer letter with the Company or the Company’s standard Employee Agreement (Confidentiality, Non-Solicitation, Non-Competition and Developments Agreement).
(b)By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).

Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.
5.Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
6.Withholding. The exercise of the Stock Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section.
7.Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
8.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By exercising all or any part of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.
9.Provisions of Executive Severance Agreement and Retention Agreement. To the extent the Optionee has entered into an Executive Severance Agreement and/or a Retention Agreement with the Company, for so long as such Executive Severance Agreement and/or such Retention Agreement remain in effect, the terms of such Executive Severance Agreement and/or such Retention Agreement as they relate to the Stock Option shall control in the event of any conflict with the terms of this Agreement. For the avoidance of doubt, in the event that the terms of the Executive Severance Agreement and Retention Agreement as they relate to the Stock Option conflict, the terms of the Retention Agreement will control.
10.Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

    AKEBIA THERAPEUTICS, INC.

By:    ______________________________
Name:    [●]
                        Title:    [●]

Dated:

Acknowledged and Agreed:

By_______________________
[Signature Page to Non-Statutory Time-Based Option Agreement - Officers]

Schedule A
Time Vesting Schedule

The Stock Option, unless earlier terminated or forfeited, will vest, subject to Optionee’s continuous Employment though the vesting date, as to 100% of the Shares subject to the Stock Option on May 12, 2023.